Exhibit 99.1
FOR IMMEDIATE RELEASE
QUESTCOR ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2006
— Net sales of Acthar Gel increase 39% over fourth quarter of 2005 —
Union City, CA — May 9, 2006 — Questcor Pharmaceuticals, Inc. (AMEX:QSC) today reported its financial results for the first quarter ended March 31, 2006. Total net product sales of H.P. Acthar® Gel for the first quarter of 2006 were $2.0 million, up 39% from $1.4 million in the fourth quarter of 2005. Net loss applicable to common shareholders totaled $3.0 million, or $0.06 per common share, for the first quarter of 2006.
Questcor’s expanded 40 person sales force began their national detailing efforts on March 1, 2006 and are now averaging over 4,000 in-person sales calls on targeted neurologists per month. Additionally, in April 2006, Questcor exhibited and had a significant presence at the 58th Annual American Academy of Neurology meeting.
“In the first quarter, we made great strides to advance our efforts to establish Questcor as a leading CNS focused specialty pharmaceutical company. Early prescription and sales trends for Acthar Gel appear to validate our strategy and we look forward to these trends continuing through the rest of the year,” said James Fares, President and CEO of Questcor.
“Moving forward, as demonstrated by our recent acquisition of U.S. rights to Doral® (quazepam), our focus will continue to be on growing and capitalizing on our core assets. In addition, we intend to evaluate additional opportunities to expand our neurology franchise and, when appropriate, to build a promising development pipeline,” he continued.
Financial Results for the Quarter Ended March 31, 2006
Questcor’s net loss applicable to common shareholders totaled $3.0 million, or $0.06 per common share for the quarter ended March 31, 2006, compared to a net loss applicable to common shareholders of $0.1 million, or $0.00 per common share, for the quarter ended March 31, 2005. Questcor’s financial results for the quarter ended March 31, 2006 as compared to the quarter ended March 31, 2005 were primarily impacted by:
Sale of Non-Core Products — Questcor’s financial results for the first quarter of 2006 included the net product sales of Acthar Gel. Total net product sales for the first quarter of 2005 included the net product sales of Acthar Gel, Nascobal®, Ethamolin®, Glofil®-125, and VSL#3®. As previously reported, Questcor sold its non-core products Nascobal, Ethamolin, and Glofil-125 in October 2005 to focus its promotional efforts on Acthar Gel and to provide capital for strategic transactions and on-going operations. Also, in January 2005, Questcor’s agreement to promote

VSL#3 terminated. Net product sales of Acthar Gel were $2.0 million for the quarter ended March 31, 2006 as compared to total net product sales of Acthar Gel, the divested products, and VSL#3 of $4.5 million for the quarter ended March 31, 2005.
Expansion of Questcor’s Sales Organization — During the fourth quarter of 2005, Questcor made a strategic decision to expand its sales organization so as to effectively cover the nationwide audience of physicians who are current and potential high prescribers of Acthar Gel and other products that treat CNS disorders. During the fourth quarter of 2005 and the first quarter of 2006, Questcor expanded its sales organization to 40 sales representatives and sales management. The expanded sales organization is now trained and fully deployed. The expansion of the sales organization was the primary factor resulting in an increase in selling, general and administrative expenses to $4.2 million for the quarter ended March 31, 2006 as compared to $2.6 million for the quarter ended March 31, 2005.
Elimination of Series B Preferred Stock, Debt, and Convertible Debentures — In January 2006, Questcor redeemed its outstanding Series B Preferred Stock for a cash payment of $7.8 million. During 2005, Questcor retired its outstanding debt and convertible debentures with cash payments of $6.2 million. The redemption of the Series B Preferred Stock and the retirement of Questcor’s outstanding debt and debentures improved Questcor’s capital structure and eliminated dividends on the Series B Preferred Stock and interest and amortization on the retired debt and debentures. Dividends related to the Series B Preferred Stock, interest on the retired debt and debentures, and amortization of deemed discount on the debentures totaled $0.5 million for the quarter ended March 31, 2005.
Quarter Ended March 31, 2006 Conference Call — Questcor will be hosting a conference call to discuss these results and the acquisition of Doral on Tuesday, May 9, 2006 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time). Please call the following numbers to participate: (800) 741-6056 (domestic) or (706) 679-3280 (international) and use conference ID number 8213744. Participants are asked to call the above numbers 5-10 minutes prior to the starting time.
This call is being webcast by Thomson/CCBN and can be accessed at Questcor’s website at www.questcor.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
A telephonic replay of this call will be available from 12:00 p.m. Eastern Time on Tuesday, May 9, 2006 through 11:59 p.m. Eastern Time on Tuesday, May 16, 2006. Please call (800) 642-1687 (domestic) or (706) 645-9291 (international) and use conference ID number 8213744.
About Questcor — Questcor Pharmaceuticals, Inc.® (AMEX: QSC) is a specialty pharmaceutical company that develops and commercializes novel therapeutics for the treatment of neurological disorders. Questcor currently markets H.P. Acthar® Gel (repository corticotropin injection), an injectable drug indicated for the treatment of exacerbations associated with Multiple Sclerosis and Doral® (quazepam) that is indicated for the treatment of insomnia, characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. For more information, please visit www.questcor.com.

Note: Except for the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Such statements are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to, Questcor’s ability to accurately forecast and create the demand for its products, the gross margin achieved from the sale of its products, Questcor’s ability to enforce its product returns policy, the accuracy of the prescription data purchased from independent third parties by Questcor, the sell-through by Questcor’s distributors, the inventories carried by Questcor’s distributors, and the expenses and other cash needs for the upcoming periods, Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all, Questcor’s potential future need for additional funding, Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on the sale of its products, uncertainties regarding Questcor’s intellectual property and other research, development, marketing and regulatory risks, and to the ability of Questcor to implement its strategy and acquire products and, if acquired, to market them successfully as well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2005 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
CONTACT INFORMATION:
Eric Liebler, Nisola, LLC.
908-437-1320
eliebler@nisola.com
Table to follow on next page.

Questcor Pharmaceuticals, Inc.
Selected Consolidated Balance Sheet Information
(In thousands)

	March 31,	December 31,
	2006	2005
Cash, cash equivalents and short-term investments	$15,176	$26,577
Working capital	13,743	16,121
Total assets	20,405	31,348
Preferred stock, Series A	5,081	5,081
Shareholders’ equity	8,834	11,422
Questcor Pharmaceuticals, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006	2005
Net product sales	$2,010		$4,498
Operating costs and expenses:
Cost of product sales (exclusive of amortization of purchased technology)	626		748
Selling, general and administrative	4,170		2,618
Research and development	380		499
Depreciation and amortization	46		311

Total operating costs and expenses	5,222		4,176

Income (loss) from operations	(3,212)		322
Other income (expense):
Non-cash amortization of deemed discount on convertible debentures	—		(108)
Interest income	181		35
Interest expense	—		(139)
Rental income (expense), net	(6)		43

Other income (expense), net	175		(169)

Net income (loss)	(3,037)		153
Non-cash deemed dividend related to beneficial conversion feature of Series B preferred stock	—		84
Dividends on Series B preferred stock	—		168

Net loss applicable to common shareholders	$(3,037)	$	(99)

Net loss per common share applicable to common shareholders — basic and diluted	$(0.06)		$0.00

Shares used in computing net loss per share applicable to common shareholders — basic and diluted	54,562		51,216

In addition to disclosing financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), Questcor is disclosing information regarding EBITDA, which is defined as earnings before net interest income (expense), taxes, depreciation and amortization, and non-cash amortization of deemed discount on convertible debentures. As required by the SEC concerning the use of non-GAAP measures, Questcor is providing the following reconciliation to net income (loss), which is the most directly comparable GAAP measure. Questcor presents EBITDA because it is a common alternative measure of performance that is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net income (loss) or any other GAAP measure. Because all companies do not calculate EBITDA in the same manner, Questcor’s definition of EBITDA may not be consistent with that of other companies.
Questcor Pharmaceuticals, Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP EBITDA
(In thousands)

	Three Months Ended
	March 31,
	2006	2005
GAAP net income (loss)	$(3,037)	$153
Adjustments:
Net interest (income) expense	(181)	104
Depreciation and amortization	46	311
Non-cash amortization of deemed discount on convertible debentures	—	108

Non-GAAP EBITDA — Positive (Negative)	$(3,172)	$676

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